Exhibit 99.15

FORM OF APEX GENERAL UNSECURED NOTE

PROMISSORY NOTE

Promissee: [CLAIM HOLDER]	[DATE]

Principal Amount:

For value received, APEX THERAPEUTIC CARE, INC., a California corporation (“Promissor”), hereby promises to pay to [CLAIM HOLDER] (“Promissee”) on the date seven years from the date hereof (the “Maturity Date”) the principal amount of [$         ]  or, if less, the aggregate principal amount then outstanding, and to pay accrued and unpaid interest on the unpaid principal amount hereof from time to time on the Maturity Date at the interest rate provided for below.

Promissor agrees to pay interest on the principal amount hereof outstanding from time to time at a rate per annum (calculated on the basis of a 365-day year) equal to [INTEREST RATE] from the date of this Note until payment in full hereof. Interest on the principal amount outstanding shall be computed quarterly. Unpaid interest shall be added to the principal amount on the date of accrual.

Promissor may prepay the outstanding principal amount of this Note, in whole or in part, without penalty or premium at any time in its sole discretion. This Note shall be binding on Promissor and its successors. Neither Promissor nor Promissee may assign any of its rights or obligations hereunder. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Promissee and Promissor.

PROMISSOR AND PROMISSEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE, PROMISSOR WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

This Note shall be construed in accordance with and be governed by the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

The remainder of this page has been left intentionally blank.

Apex Therapeutic Care, Inc.

By:

Name:
Title:
Address:

Acknowledged and Agreed by Promissee:

[CLAIM HOLDER]

By:

Name:
Title:

By:

Name:
Title:

Address: